Exhibit 99.1

On Track Innovations Ltd. Reports First Quarter 2018 Financial Results

Q1 2018 Revenues Increase 46% to $5.9 Million

Rosh Pinna, Israel – May 9, 2018 – On Track Innovations Ltd. (OTI) (NASDAQ: OTIV) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, has provided a business update and announced financial results for the first quarter ended March 31, 2018.

Company Highlights:

●	Revenues in Q1 2018 grew by 46% to $5.9 million, compared to $4.0 million in Q1 2017.
●	Net loss in Q1 2018 was $333,000, or $(0.01) per share, compared to a net loss of $865,000, or $(0.02) per share in Q1 2017.
●	Positive adjusted EBITDA of $114,000 in Q1 2018, compared with an adjusted EBITDA loss of $309,000 in the same year-ago period.
●	Launched the first cryptocurrency payment solution for automated machines and the micropayment market.
●	Expanded footprint in Poland through new government contracts, including:
o	Recurring revenue contract with the Polish National Post Office (Poczta Polska S.A.) to manage Warsaw’s public transportation “Smart City” card program (i.e. purchase or refill cards for travel via train, bus, or other mode of public transportation). OTI will be providing both the payment portion, as well as the software, in 272 terminals throughout post offices in Warsaw, whereby OTI will manage and control the entire sales and payment process.
o	The design and implementation of the Kasa + passenger support service system
●	Received the following significant purchase orders:
o	8,000 UNO 8 Readers for the “Smart ATM” market
o	2,000 cashless payment systems for use in the nascent Japanese market
o	More than 10,000 TRIO readers for use in the North American retail market
o	1,000 OtiMetry Cashless Payment Solution kits to Polish vending giant AUTOMAT-SPEC

Management Commentary

“The first quarter of 2018 was highlighted by our strong operational execution and growth across several of our business units,” said Shlomi Cohen, Chief Executive Officer of OTI. “This is evidenced by our first quarter revenue growth of 46% and second quarter in a row of positive adjusted EBITDA results as move towards profitability.

“Our continued penetration of public transit markets in Poland and cashless readers in several key global markets, such as Japan and North America, are very promising, while our growing recurring revenue base—which accounted for 24% of revenues in the first quarter—provides us with predictable, high-margin cash flow. In addition, we have several groundbreaking initiatives—such as our cryptocurrency payment solution for automated machines and the micropayment market—which to the best of our knowledge is the first and only of its kind available on the market today.

“As a thought leader in the cashless payment solutions arena, we are confident that our continued innovation and operational execution across all business units has put OTI in a position to continue gaining market share and generate significant value for its shareholders.”

Q1 2018 Financial Highlights

●	Total revenue in the first quarter of 2018 increased by 46% to $5.9 million, compared to $4.0 million in the same year-ago period. The increase was primarily driven by the retail and mass transit ticketing segment of the business, which grew revenues 65% to $4.5 million in Q1 2018, compared to $2.7 million in the same year-ago period.
●	Recurring revenues accounted for 24% of total revenues in Q1 2018, compared to 20% of total revenues in the prior quarter.
●	Gross profit increased to $3.1 million (53% of revenues), a 40% increase over $2.2 million (55% of revenues) in the same year-ago period.
●	Operating expenses totaled $3.4 million in the first quarter, compared to $2.9 million in the same year-ago period.
●	Net loss in Q1 2018 totaled $333,000, or $(0.01) per share, compared to a net loss of $865,000 or $(0.02) per share in the same year-ago period.
●	Positive adjusted EBITDA totaled $114,000 in Q1 2018, compared with an adjusted EBITDA loss of $309,000 in the same year-ago period.
●	Cash and cash equivalents at March 31, 2018 totaled $10.5 million, compared to $10.1 million at December 31, 2017.
●	Positive net cash provided by continuing operation activities totaled $0.9 million in Q1 2018, compared to negative net cash used by totaled $0.7 million in the same year-ago period.

Conference Call

Management will host an investor conference call at 9:00 a.m. Eastern time on May 9, 2018, to discuss OTI’s first quarter 2018 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Date: Wednesday, May 9, 2018

Time: 9:00 a.m. Eastern time

U.S. Dial-in: 1-888-317-6002

International Dial-in: 1-412-317-5245

Webcast: https://www.webcaster4.com/Webcast/Page/1720/25625

Please dial in at least 10 minutes before the start of the call and request to join the “On Track Innovations Q1 2018 Earnings Conference Call” to ensure timely participation.

The conference call will be available for replay by clicking here and via the investor relations section of the company’s website.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock based compensation expense, patent litigation and maintenance expenses and other expenses. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clearer indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the tables below.

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ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Three months ended March 31
	2018	2017
	(Unaudited)	(Unaudited)

Net loss	$(333)	$(865)

Net loss from discontinued operations	38	83
Financial expenses, net	32	71
Depreciation	335	281
Taxes on income	(11)	31

Total EBITDA From continuing operations	$61	$(399)

Stock-based compensation	53	90
Total adjusted EBITDA From continuing operations	$114	$(309)

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. OTI is the proud recipient of the 2017 AI Award for Best Cashless Payment Solutions Provider – Israel. For more information, visit www.otiglobal.com.

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as "believe," "predict," "expect," "anticipate," "intend," "plan," "estimate," "would," "should," "will," "can," "promising" or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others:  our expectations regarding our growth or profitability, traction with our cryptocurrency efforts, our expectations regarding future product launches and growth into new markets and our expectation of bringing tremendous value to our industry while generating predictable, high-margin, recurring revenues for the Company and great value for our shareholders.  Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements.  Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company's filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact:

Greg Falesnik

MZ North America

1-949-385-6449

Greg.Falesnik@mzgroup.us

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	March 31	December 31
	2018	2017

Assets

Current assets
Cash and cash equivalents	$8,378	$6,742
Short-term investments	2,157	3,331
Trade receivables (net of allowance for doubtful accounts of $566 and 568 as of March 31, 2018 and December 31, 2017, respectively)	4,897	5,827
Other receivables and prepaid expenses	1,280	1,563
Inventories	3,051	3,009

Total current assets	19,763	20,472

Long-term restricted deposit for employees benefit	491	498

Severance pay deposits	400	405

Property, plant and equipment, net	5,979	5,859

Intangible assets, net	296	336

Total Assets	$26,929	$27,570

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	March 31	December 31
	2018	2017

Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$4,244	$4,181
Trade payables	5,969	6,264
Other current liabilities	2,397	2,421

Total current liabilities	12,610	12,866

Long-Term Liabilities
Long-term loans, net of current maturities	694	814
Accrued severance pay	932	939
Deferred tax liability	464	500
Total long-term liabilities	2,090	2,253

Total Liabilities	14,700	15,119

Commitments and Contingencies, see note 5

Equity

Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of March 31, 2018 and December 31, 2017; issued: 42,353,077 shares as of March 31, 2018 and December 31, 2017; outstanding: 41,174,378 shares as of March 31, 2018 and December 31, 2017	1,064	1,064
Additional paid-in capital	224,811	224,758
Treasury shares at cost - 1,178,699 shares as of March 31, 2018 and December 31, 2017	(2,000)	(2,000)
Accumulated other comprehensive loss	(633)	(691)
Accumulated deficit	(211,013)	(210,680)
Total Equity	12,229	12,451

Total Liabilities and Equity	$26,929	$27,570

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands, except share and per share data)

	Three months ended March 31
	2018	2017

Revenues
Sales	$4,481	$2,780
Licensing and transaction fees	1,381	1,240

Total revenues	5,862	4,020

Cost of revenues
Cost of sales	2,754	1,800
Total cost of revenues	2,754	1,800

Gross profit	3,108	2,220
Operating expenses
Research and development	830	702
Selling and marketing	1,645	1,342
General and administrative	907	856

Total operating expenses	3,382	2,900

Operating loss from continuing operations	(274)	(680)
Financial expenses, net	(32)	(71)

Loss from continuing operations before taxes on income	(306)	(751)

Income tax benefits (expenses)	11	(31)

Net loss from continuing operations	(295)	(782)
Net loss from discontinued operations	(38)	(83)

Net loss	$(333)	$(865)

Basic and diluted net loss attributable to shareholders per ordinary share
From continuing operations	$(0.01)	$(0.02)
From discontinued operations	* $	* $
	$(0.01)	$(0.02)
Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share	41,214,378	41,079,580

*	Less than $0.01 per ordinary share.

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Three months ended March 31
Three months ended March 31	2018	2017

Cash flows from continuing operating activities
Net loss from continuing operations	$(295)		$(782)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options issued to employees and others	53		90
Accrued interest and linkage differences, net	14		(26)
Depreciation and amortization	335		281
Deferred tax, net	(11)		9

Changes in operating assets and liabilities:
Accrued severance pay, net	(3)		28
Decrease in trade receivables, net	944		423
Decrease (increase) in other receivables and prepaid expenses	301		(234)
Increase in inventories	(35)		(343)
Decrease in trade payables	(401)		(693)
(Decrease) increase in other current liabilities	(51)		569
Net cash provided by (used in) continuing operating activities	851		(678)

Cash flows from continuing investing activities
Purchase of property and equipment	(322)		(35)
Change in short-term investments, net	1,164		1,651
Proceeds from restricted deposit for employee benefits	-		44
Investment in capitalized product costs	(13)		(88)
Net cash provided by continuing investing activities	829		1,572

Cash flows from continuing financing activities
Increase in short-term bank credit, net	33		112
Repayment of long-term bank loans	(144)		(222)
Proceeds from exercise of options and warrants	-		2
Net cash used in continuing financing activities	(111)		(108)

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(16)		(68)
Total net cash used in discontinued operations	(16)		(68)

Effect of exchange rate changes on cash and cash equivalents	63		239

Increase in cash, cash equivalents and restricted cash	1,616		957
Cash, cash equivalents and restricted cash-beginning of the period	7,799		(*)7,500

Cash, cash equivalents and restricted cash-end of the period	$9,415	$	(*)8,457

(*)	Reclassified to conform with the current period presentation, based on Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230)

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